Exhibit 10.5.3

                           ACCESS NATIONAL CORPORATION
                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                    DIRECTOR

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                      Granted ____________________________
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This Non-Qualified Stock Option Agreement evidences the grant of a Non-Qualified
Stock Option to __________________ (the "Director") pursuant to Article III of the Access National Corporation 1999 Stock Option Plan (as restated effective April 22, 2003) (the "Plan"). This Agreement also describes the terms and conditions of the option evidenced by this Agreement.

1. Grant of Option. In consideration of the services rendered to the Access National Corporation (the "Company") by the Director, the Company hereby grants to the Director an option to purchase all or any part of a total of ______ shares of the Company's Common Stock at a price of $_____ per share. This option is granted as of ______________ ("Award Date"). This option is granted pursuant to the Plan and is subject to the terms thereof.

2.       Term.

         (a) Normal Term. The term of this option is 7 years, until _______________________, provided, however, that this option may be terminated earlier as provided below.

         (b) Early Termination. This option will terminate on the date the Director's membership on the Board of Directors of the Company ceases; provided, however that to the extent this option is exercisable or becomes exercisable upon the Director's cessation of membership on the Board, this option will remain exercisable until
                  --------------------.

3. Payment of Exercise Price. The exercise price will be payable in full upon exercise of this option, and if approved by the Committee at or prior to the time of exercise, such purchase price may be paid either in cash, or in shares of the Company's Common Stock (which shall be valued as determined by the Committee), or in a combination of cash and Common Stock. If approved by the Committee at or prior to the time of exercise, payment hereunder may also be made through such Company-approved broker-assisted cashless exercise procedures as are in effect from time to time.

4. Transferability. This option may not be transferred by the Director, except upon the Director's death by will or by the laws of descent and distribution.

5.       Exercise.

         (a) Exercisability. This option is first exercisable, in whole or in part, from and after the applicable time provided below:

                  (i) Subject to earlier exercisability as provided in (ii) or (iii) below, options with respect to the total number of shares awarded under this Agreement shall be first exercisable on the fifth anniversary of the Optionee's service to the association.

                  (ii) If a Change-in-Control (as defined in the Plan) occurs after the Award Date, before the expiration date of this option and while the Director is a member of the Board of Directors of the Company, this option may first be exercised, in whole or in part, after the date such Change-in-Control occurs.

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                  (iii)    If the Director's membership on the Board of
                           Directors of the Company ceases as a result of the Director's retirement from Board service in accordance with any Company policy on mandatory retirement for directors, death, disability which in the view of the Committee prevents or materially impairs his ability to continue service on the Board or failure to be reelected as a director after requesting to stand for reelection, this option may first be exercised, in whole or in part, after the date of such cessation of membership on the Board.

         (b) By Whom Exercisable. During the Director's lifetime, only the Director may exercise this option. If the Director dies prior to the expiration date of an option granted to him, without having exercised his option as to all of the shares covered thereby, this option may be exercised, to the extent of the shares with respect to which this option could have been exercised on the date of the Director's death, by the estate or a person who acquired the right to exercise this option by bequest or inheritance or by reason of the death of the Director.

         (c) Exercise. This option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment as provided in Paragraph 3.

6. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Office of the Comptroller of the Currency covering the shares of Common Stock of the Company which are the subject of this Agreement at all times during which this option is exercisable and there is no applicable exemption from registration of such shares; provided, however, that this option shall not be exercisable for stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

7. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation there under, or by reason of the tax laws of any State.

8. Capital Adjustments. The number of shares of Common Stock covered by this option, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

9. Rights as a Shareholder. The Director, or a transferee of an option, shall have no rights as a shareholder with respect to any shares subject to this option until the date of the exercise of this option for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 8 hereof.

10. Prohibition against Pledge, Attachment, etc. Except as otherwise provided herein, this option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

11. Not intended to be an Incentive Stock Option. This option is not intended to qualify as an incentive stock option within the meaning of
         Section 422(b) of the Internal Revenue Code and the provisions hereof shall be construed consistent with that intent.

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To evidence their agreement to the terms and conditions of this option, the
Company and the Director have signed this Agreement as of the date first above written.

                             ACCESS NATIONAL CORPORATION


                             By:
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                             Its:
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                             DIRECTOR:

                             By:
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                               NOTICE OF EXERCISE



Access National Corporation
1800 Robert Fulton Drive, Suite 300
Reston, Virginia  20191
Attention:  Secretary


         I hereby exercise my option pursuant to that certain Non-Qualified Stock Option Agreement dated ___________________, subject to all of the terms and conditions of the said Stock Option Agreement, and hereby notify you of my election to purchase the following stated number of shares ("Shares") of the common stock of Access National Corporation (the "Company"), as indicated below at the following stated option price per share.

Number of Shares -                       Option Price per Share - $
                   -------------------                             -------------
Total Option Price -$
                      ----------------

If this Notice of Exercise involves fewer than all of the common stock which are subject to option under the said Stock Option Agreement, I retain the right to exercise my option for the balance of the shares remaining subject to option, all in accordance with the terms of the said Stock Option Agreement.

         This Notice of Exercise is accompanied by [ ] (1) a [ ] certified check, [ ] cashiers check or [ ] personal check in the amount of the above Total Option Price or [ ] (2) shares of the Company's common stock having an aggregate value of the amount of the above Total Option Price, in full payment of the option price for the Shares.

         I represent that I am acquiring the Shares for investment for my own account and beneficial interest and that I have no present intention of dividing them with others or reselling, assigning or otherwise distributing them to others.

         My current address and my Social Security Number are as follows:

                           Address:
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                           Social Security Number:
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Date:
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